                                                                      EXHIBIT 11

                                 MASSBANK CORP.
                               Earnings Per Share

     The following is a calculation of earnings per share for the three and nine months ended September 30, 2002 and 2001.

                                                                  Three Months Ended             Nine Months Ended
Calculation of Basic                                                 September 30,                  September 30,
  Earnings Per Share                                              2002            2001           2002            2001
--------------------                                           -----------    -----------    -----------    -----------
Net Income                                                     $ 2,210,000    $ 2,632,000    $ 7,562,000    $ 8,065,000
                                                               -----------    -----------    -----------    -----------
Average common shares outstanding                                4,682,859      4,705,001      4,722,218      4,710,104

Less:  Unallocated Employee Stock Ownership
       Plan (ESOP) shares not committed
       to be released                                              (13,200)       (26,400)       (13,200)       (26,400)
                                                               -----------    -----------    -----------    -----------
Weighted average shares outstanding                              4,669,659      4,678,601      4,709,018      4,683,704
                                                               -----------    -----------    -----------    -----------
Earnings per share (in dollars)                                $      0.47    $      0.56    $      1.61    $      1.72
                                                               -----------    -----------    -----------    -----------

                                                                  Three Months Ended             Nine Months Ended
Calculation of Diluted                                               September 30,                  September 30,
  Earnings Per Share                                              2002            2001           2002            2001
----------------------                                         -----------    -----------    -----------    -----------
Net Income                                                     $ 2,210,000    $ 2,632,000    $ 7,562,000    $ 8,065,000
                                                               -----------    -----------    -----------    -----------
Average common shares outstanding                                4,682,859      4,705,001      4,722,218      4,710,104

Less:  Unallocated Employee Stock Ownership
       Plan (ESOP) shares not committed
       to be released                                              (13,200)       (26,400)       (13,200)       (26,400)
Dilutive stock options                                             125,534        143,298        129,518        125,290
                                                               -----------    -----------    -----------    -----------
Weighted average shares outstanding                              4,795,193      4,821,899      4,838,536      4,808,994
                                                               -----------    -----------    -----------    -----------
Earnings per share (in dollars)                                $      0.46    $      0.55    $      1.56    $      1.68
                                                               -----------    -----------    -----------    -----------